KENTUCKY Life PROPERTY MANAGEMENT

RESIDENTIAL LEASE

This **Lease Agreement** made and entered into this the___, day of ______20___ by and between ____________, hereinafter referred to as **"Management"** ____________ referred to as **"Resident."**

In consideration of the premises, rents and covenants herein expressed, Management hereby leases to Resident and Resident rents from Management, upon the terms and conditions set forth herein, the certain unfurnished residential property known as ______________________ the term commencing on ________ and ending on _________ for the total sum during the term of _________ payable in monthly installments of _________each, due and payable on the 1st of each month, beginning on _________ plus pro-rata in amount of _________ to be paid upon execution of this lease for _________ **through**_________ . This Lease may be renewed on the same terms and conditions as set forth herein at the expiration of the orivginal term hereof, subject to the right of Management to increase the annual and monthly rental rates, unless Management or Resident gives the other at least thirty (30) days written notice of the intention to terminate the tenancy or that any one or more of the terms herein shall not be acceptable for the successive term.

2. RENTAL PAYMENTS

Rent shall be due on the 1st day of each month, without demand or notice, and if not paid by the 1st, Resident is in default for which Management may deliver written notice of termination of the Lease if any installment of the rent is not paid when due. There shall be a late charge of **$100.00** for any payment not made by the **5th** day of each month. There shall be an additional charge of **$50.00** for any check returned by the bank for insufficient funds or any other reason, also to be considered additional rent. The failure to make any such payments immediately upon written notice shall also constitute default, entitling Management to terminate the Lease. A **Seven (7) Day Notice** shall be delivered to Resident, if rent is not paid by the 5th day of the month. After the **Seven (7) Day Notice** is sent, Resident **MUST** pay by **Certified Funds ONLY (i.e., money order, cashier's check)** which is clearly stated on the **Seven (7) Day Notice. No other forms of payment will be accepted**. Rent shall be paid to ___________________________.

In the event any check tendered for payment is returned by the bank for insufficient funds or otherwise, Management shall be entitled to require Resident to submit all further payments required hereunder in the form of a Certified Check or Money Order, and shall be entitled to refuse to accept any payment otherwise tendered.

3. **USE OF PREMISES**

This property will be used as a single-family residence, in a manner permitted by state and local law and for no other purpose whatsoever. There shall be no persons except the undersigned residing in the premises without the prior written consent of the Management, and it shall be presumed that any guests that occupy the premises for more than fourteen consecutive days shall be considered residents so that this Lease may be terminated.

4. **UTILITIES**

Resident agrees to be responsible for, place in his or her name, and pay all utilities and user fees for the premises, including but not limited to water, sewer, landfill user fees, electricity and/or gas service, and to provide Management with proof of compliance. If Management pays any utilities or fees, Resident shall reimburse the same amount within five days of proof of payment. Failure to comply with this provision shall entitle Management to pay such utilities and user fees if it so desires, and to terminate the Lease, recover possession of the premises, and to recover reimbursement for any utilities and user fees paid, the costs of which shall be borne by Resident. In such event, Resident shall be responsible for any resultant damage for breach of lease. **Resident is responsible for: electric, water/sewer/trash , gas**

If utilities are not switched into your name on day of move in there will be a $50 fee for each utility.

INITIALS: ______

5. **LAWN MAINTENANCE REQUIREMENTS**

Tenant(s) shall assume responsibility of all lawn maintenance, including picking up after the dog. It is the responsibility of (Tenant) to mow the lawn during the growing season to assure that grass never exceeds six inches. It is also the responsibility of the tenant(s) to shovel walk during the snow season after every snowfall of more than two inches. If tenant(s) fails to comply with the requirements landlord shall hire work to be completed at the tenant's expense.

I, resident, **assume responsibility of lawn maintenance** at the time of signing this lease.

APPLICABLE ☐ ______ ______ ______ ________ (Resident Initials)

N/A ☐ ______ (Mgmt. Initials)

6. **LEASE TO NOT BE ASSIGNED OR SUBLET BY RESIDENT**

This Lease shall not be assigned, nor any portion of the premises sublet, by Resident without prior written consent of Management.

7. **<u>DAMAGE TO PREMISES AND MAINTENANCE REQUIREMENTS</u>**

Management shall be responsible for major repairs not due to default, negligence, or willful conduct that it is required to make pursuant to applicable state and local law. <u>Resident shall be responsible for the cost of making all other repairs,</u> including but not limited to damage to the exterior and interior walls, steps and decks, ceilings, floors, windows, screens, doors, locks, hardware, plumbing <u>(including unstopping the plumbing within the unit),</u> fixtures, cabinets, mirrors, or appurtenances of the leased premises, and any other repairs in or about the premises due to the default or negligence or willful conduct of Resident, Resident's family, his or her guests, licensees, or invitees, including damage to the yard, trees, landscaping, and any improvements on the property.

Resident agrees to pay to Management the cost of replacement or repair of all damages that are his or her responsibility within fourteen (14) days after written notice from Management specifying the breach and requesting payment therefore. Management may enter the dwelling unit and cause the work to be done in a workmanlike manner and submit an itemized bill for the actual cost or present a bill for the anticipated fair and reasonable cost thereof, with Resident to be fully responsible for any resultant damages for breach of this Lease in the event of nonpayment.

Resident is required to maintain the leased premises in a clean, safe and sanitary condition at all times, including disposing of all garbage and other waste promptly by placing it in plastic trash bags in the dumpster provided. Resident is required to undertake such cleaning and efforts as is necessary to maintain the kitchen and bathrooms in an absolutely clean and sanitary manner such that mold are not allowed to form or reproduce.

Resident shall immediately notify Management in writing of the observation of any electrical problems, heating and air conditioning malfunction, crack in plaster or stucco, moisture in the ceiling, buckling sheetrock or siding, leaky roof, spongy floor, leaky water heater, termite activity, water leakage or flooding, any unusual coloration or discoloration or deterioration of the walls, ceilings, floors or other areas, any evidence of water intrusion, through leaking faucets, or otherwise, any mold or mildew that is seen on tiles or other surfaces in the bathrooms, any odor or other evidence of an unusual nature that may indicate the presence of mold, and any other conditions that may pose a hazard to property, health or safety.

Resident understands that he or she is not an insured under Management's insurance coverage and agrees that Management is not responsible for any damage by reason of fire, theft, or otherwise to Resident's property.

Resident shall furnish all necessary light bulbs for his or her usage on the premises. If the property is equipped with washer and dryer, tenant is responsible for maintenance to appliances. Management does not allow the use of any fireplace a the premises.

8. **<u>PETS</u>**

Resident shall not allow or keep any pets in the leased dwelling unit or on the premises ***<u>without the prior written consent of the Management and without payment in advance of a nonrefundable pet fee.</u>*** Amount of pet fee will be determined by Management. All breeds and types of animals must first be pre-approved by Management. In the event that breed, or type of animal should change after approval Management **MUST** be notified for re-approval. Upon

approval Resident shall be responsible to ensure that the animal does not create a nuisance, disturbance, or health or safety hazard to other residents. In the event that an animal is required as an accommodation for a Resident with a documented disability as defined by applicable law, the Resident shall be responsible to ensure that the animal does not create a nuisance, disturbance or health or safety hazard to other residents. Feeding or harboring stray animals constitutes having a pet and is not allowed. Failure to comply with these rules could result in eviction of Resident. If management verifies tenant has pet after initialing the no pet clause, tenant will pay **$400 pet fee**.

INITIALS: ______

I, resident, **DO** have a pet at the time of signing this lease.
________ ________ (resident initials)

I, resident, **DO NOT** have a pet at the time of signing this lease.

____ __ (resident initials)

9. **SECURITY DEPOSIT**

Resident has paid a security deposit of **$**______ as security for the protection of Management from physical damage to the premises beyond reasonable wear and tear. The deposit will be returned only if Resident faithfully performs the obligations required by **KRS 383.605**, applicable by virtue of Section 12 of the Code of Ordinances for the LexingtonFayette Urban County Government, including keeping the property in as good a condition as it is at the time of the signing of the original Lease for the property, excepting normal wear and tear, and cleaning the premises, the appliances and fixtures, upon vacating the premises.

Resident has made an inspection of the premises to be leased and agrees that the property is in a fit and habitable condition except for such damages or malfunctions as have been listed in a separate move-in inspection listing which he has signed and delivered to Management, and the failure to describe any such damage on the move-in inspection list shall constitute conclusive evidence that Resident takes the property in good and satisfactory condition without existing damage. Retention of any or all of the security deposit to cover damages to the premises shall not prevent Management from recovering additional damages which may be required to restore the property to its condition at the time of the execution of this Lease.

Resident shall request an inspection of the premises within 24 hours after vacating the premises, and shall sign a move-out inspection list, giving written objection to Management of any areas and items of damage with which he or she disagrees with the assessment by Management.

Resident shall also submit in writing a forwarding address for mailing of the deposit.

Resident understands that he or she may not apply the security deposit toward the last month's rent, or toward repair charges, which are incurred by Resident. Resident understands that Resident's liability for damage is not limited to the amount of the security deposit, and that any loss or damage in excess of the deposit remains an obligation of Resident. The security deposit is held in Account ___________________.

10. **REQUIRED STANDARD OF CONDUCT ON PREMISES**

Resident shall conduct himself or herself and require other persons on the premises, including, family, friends, guests, and any person affiliated with Resident, to conduct themselves in a manner

that will not disturb the peaceful enjoyment of premises by neighbors, and the Resident agrees to not permit the premises to be used for any illegal purposes nor permit or engage in any conduct which is noisy, dangerous or offensive. The premises shall not be used for any business purpose whatsoever. **Resident shall maintain the residence on the leased premises in a clean and sanitary condition at all times.**

Resident is required to comply with all federal, state and local governmental laws, ordinances and regulations pertaining to the common areas and the leased premises, and the use of the common areas and leased premises. In the event Resident fails to do so such that a fine, fee, or civil penalty is assessed against Management, Resident shall be required to reimburse Management, as additional rent due the 1st day of the month following notice of the assessment to Resident, the amount of such fine, fee or civil penalty, along with any legal costs incurred by Management as a result of the assessment, the cost of removal of any lien that may be filed against the property, or any other repercussion to Management. In addition, Management shall be entitled to declare that Resident's failure to comply with the requirements of the law is a material non-compliance with the terms hereof and in such event, Management shall be entitled to terminate the tenancy upon **14 days** notice of the intention to do so.

11. **INSPECTIONS AND ENTRY BY MANAGEMENT**

Resident acknowledges that Management must provide a 48-hour notice to inspect the premises for cleanliness or otherwise, and to do all necessary purposes which include necessary or agreed repairs, decorations, alterations or improvements, to supply necessary or agreed services, or to exhibit dwelling unit to prospective or actual purchasers, mortgagers, workmen or contractors, without liability, at any time.

12. **PREMATURE CANCELLATION BY RESIDENT OR MANAGEMENT**

Resident may terminate this Lease only by giving Management at least thirty **(30)** days written notice prior to the 1st day of the final month of intended residency. In addition, in the event tenant is evicted for *ANY* reason by Management **OR** if tenant prematurely cancels lease for ANY reason, tenant agrees to pay **in advance remainder of months due on lease as a buyout of his/her lease and will forfeit ENTIRE security deposit, in addition to any monies owed for damages, unpaid rent, etc.**

Initials: __ ____________

13. **MOVING OUT AFTER LEASE HAS BEEN FULL FILLED**

The Resident must give a written **30 day notice** before vacating the unit. The Resident must return all keys to the unit to Management at the office. The Resident must leave the unit in a manner to where the unit can be re-rented with the exception of normal wear. Management must have the Residents forwarding address to send the deposit. The deposit will be returned **thirty (30) days** after Management receives the keys. **Management will charge rent *each day* the Resident has possession of the keys to the unit.**

Initials: ___________ ___________

14. **ABSENCE FROM PREMISES**

The Resident must notify Management of any anticipated extended absence from the premises in excess of ten **(10)** days. Notice shall be given on or before the 1st day of the extended absence. During any absence in excess of ten **(10)** days, Management may enter the dwelling unit at all times reasonably necessary without notice to the Resident.

15. **SMOKE DETECTORS**

Resident acknowledges that Management has placed smoke detection devices in the premises and that said devices are operable at the time of occupancy by Resident. Resident shall have the obligation to maintain and test the devices on a weekly basis, and in the event of any defect in the devices, Resident shall notify Management immediately such that repair, or replacement can be effectuated. Upon making the rental payment required each month, Resident is acknowledging that an inspection of the devices has been made on a weekly basis during the previous month, and that each device was operating properly at the time of the inspections.

16. **INSURANCE**

Renter's Insurance is required. It is agreed that Management is not responsible for damages to personal belongings of Resident, or Resident's family, guests, licensees or other persons on the premises with their consent, as a result of any such event.

Residents with waterbeds are also required to provide Management with proof of a Renter's Insurance Policy whereby the minimum legal liability coverage is $50,000.00 on an annual basis.

17. **RULES AND REGULATIONS**

Resident and Resident's family members, guests, employees and agents are subject to the rules and regulations included in this lease, and such other and further reasonable rules and regulations as Management may from time to time adopt. Resident is responsible in all respects for the actions of any of the above people. The rules and regulations are hereby made a part of this lease and incorporated into it as terms hereof and any violation of these rules and regulations by Resident and/or Resident's family members, guests, employees, and agents shall constitute a substantial and material violation of this lease by Resident thereby affording Management the remedies at Management's option set forth hereinabove.

(A) No personal belongings of any type, and in particular, no furniture intended for interior use, are to be left on the lawns, walks, parking areas, stairs, landings, balconies, decks, patios, or in any other common areas. Violations of this requirement are serious and material, as the LFUCG Building Code restricts the accumulation of all such debris and could subject Management to liability. Residents will be responsible for keeping their own balconies, decks, patios, and stairways clean and free of debris.

(B) No cars, trucks, campers, boats, recreational vehicles, motorcycles or similar vehicles, regardless of the Management, are to be stored in the parking areas. Inoperable vehicles or vehicles which are unlicensed or not currently licensed, or which are left on the premises for a period of seven **(7)** days unmoved, are not permitted regardless of the Management. Any motor vehicle of

Resident or their guests or visitors parked in violation of the terms hereof, or any other unauthorized motor vehicle, boat or trailer parked on the premises, will be removed at the **EXPENSE OF THE OWNER** of the vehicle pursuant to **KRS 189.725**.

(C) All vehicles shall be parked only in the designated parking areas, and the parking of vehicles of any guests of Resident are subject to regulation and restriction which may hereafter be imposed, notice of which shall be given by signage in the parking areas. All vehicles shall be parked in such a way that they do not obstruct the driveways for passageway to and from parking areas and the streets. Parking in spaces designated for handicapped persons is strictly forbidden unless there are clear markings on the license plate, or hanging from the rear-view mirror, that the vehicle is approved for handicapped parking. Any violations of these requirements may result in the towing of the offending vehicle, at the **EXPENSE OF THE OWNER**, and will subject Resident to possible termination of tenancy.

(D) Loud and boisterous noise or any objectionable, abusive or threatening behavior by any resident or guest towards Management or its agents or employees, or towards other Residents or guests is not permitted.

(E) Dumpsters are provided by Management for the disposal of garbage. All trash, garbage and waste of any kind must be placed in the dumpster and the lid closed, if applicable. No furniture, large boxes, etc. will be placed around the waste bins, and the Resident will be charged a hauling fee to have these items removed from the premises. If you have boxes, please break them down before putting them in the containers. Extraordinary items, such as Christmas trees, damaged furniture, broken appliances, and the like, shall be disposed of by compacting it so that it fits inside the trash receptacle, or hauled to the dump by Resident or someone that Resident pays to haul it away.

(F) Residents are required to comply with all laws and regulations regarding the disposal of trash, garbage, the use of the dumpsters and recycling. Resident should be aware of the local laws concerning trash and recycling pickup. Resident's failure to strictly comply with these requirements may result in a fine, fee or civil penalty being assessed against Management, and in such event, Resident will be responsible for the resultant costs as described in paragraph 8 above or will be deemed to be in violation of this Lease and subject to termination of tenancy, or both, at the option of Management.

(G) No sanitary napkins, disposable diapers, tampons, toys, wads of toilet paper, balls of hair, grease, oil, table scraps, clothing, rags, sand, dirt, rocks, newspapers, or any other objects or materials not specifically designed for such disposal, shall be placed in the toilet. Resident shall be charged the service and repair costs for their removal if they cause plumbing problems or other related damage.

(H) No signs, banners, advertising or any other materials or objects shall be placed in windows, on walls (both exterior and interior) so as to be seen from the outside, except by written permission of Management.

(I) nothing shall be placed upon the window sills or on any landings or stairs. Mops, clothing, rugs, etc. shall not be hung to dry in any halls, or from windows, doors, landings, stairs, balconies, decks or patios.

(J) No Resident or household member may be convicted of a criminal offense or delinquent act including, but not limited to, injury or attempted injury to person or property. In the event of any conviction, Management will be entitled to terminate the tenancy.

(K) Resident and all other authorized occupants of the leased premises and guests shall behave in such a manner as to not constitute a disturbance or annoyance to any other person who rents from Management in the same building or otherwise.

(L) No contact paper, adhesive fasteners, or any other object or material utilizing adhesives shall be attached to any surfaces within the unit. **Resident shall not paint any portion of the premises without the prior written consent of Management.**

(M) Except to the limited extent permitted by paragraph 16 hereinafter, no antenna, aerial or other appurtenances shall be placed on the building, so as to be seen from the outside.

(N) Resident must compensate Management for any damages to the grounds, trees, or shrubs caused by himself or herself, or members of his or her household or guests. Any act of destruction or vandalism shall be reported to the Management immediately.

(O) No alterations, improvements, additions, fixtures, fences, etc. are to be placed or constructed in or about the premises without prior written permission from Management. (P) Residents agree that they will not change the locks, or add any deadbolt locks, on any door <u>without prior written consent</u> of Management. Upon receiving consent, a duplicate key shall be given to Management.

(Q) Resident will furnish Management with their current telephone number. When divulging the number, Resident shall advise if the number is unlisted, and if so, Management shall take reasonable precaution to avoid publication to third parties.

(R) No smoking is permitted on the inside premises of this residence. Any smoke damage to the property will be at cost to the tenant. If upon inspection, Management discovers the presence of smoke damage inside the home, Management will enforce lease violation. In addition, Management shall be entitled to declare that Resident's failure to comply with the rules and regulation is a violation of the lease and Management shall be entitled to terminate the tenancy upon **14 days** notice of the intention to do so.

18. **<u>LOCK- OUTS</u>**

Management ***<u>will not</u>*** be responsible for lock-outs. If a lock-out occurs during office hours (Monday-Friday 8:30am-4:30pm) Management will make one additional key for the tenant(s) at a cost of $10.00. Lock-outs that occur outside of business hours ***<u>are not</u>*** considered emergencies and Management will not be held responsible.

Initials: [ ] [ ] [ ] ____________

19. **<u>SATELLITE DISHES</u>**

Satellite dishes can be installed only in compliance with applicable legal regulations. ***<u>Resident must obtain prior written permission from Management before satellite dish can be installed.</u>*** Failure to obtain prior written permission will result in Management requiring Resident to remove satellite dish and any damage must be repaired by the Resident. Advance review of proposed installation by Management is required to insure that the installation can be accomplished within the requirements of the law and Management, and any installation that does not conform must be removed, and damage repaired, by the Resident. Any damage or injury that is caused by the

installation, use, or maintenance of the satellite dish or related equipment is the responsibility of Resident, and Resident agrees to defend and indemnify Management from liability related thereto.

20. **NON-WAIVER**

No term, covenant or condition of this Lease shall be deemed waived by Management unless waived in writing. Failure of Management to insist on strict compliance with the terms hereof or to exercise any rights or remedies authorized by law or by the terms hereof shall not constitute a waiver of the right to act on any violation.

21. **HEADINGS**

The headings are for purposes of convenience and reference only, and the words contained therein shall in no way be held to explain, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

22. **SEVERABILITY**

Management and Resident agree that each provision of this Lease shall be deemed separate and, if for any reason any provision or provisions hereof are invalid, unenforceable or contrary to any existing or future law, such invalidity shall not affect the applicability or validity of any other provisions of the Lease.

23. **DISCLAIMER**

Neither the Management nor any of its representatives or employees or the Management of the property shall be liable, and Resident agrees not to hold them liable, for any damage or loss to the property of the Resident, or of any member of Resident's family or his or her visitors, or for personal injury including death to any person in or near the unit, or for any other act of theft, vandalism, or any other cause.

24. **WRITTEN AGREEMENT**

Unless attached to this Lease, there are no representations, agreements or promises made by Management to Resident and this Lease contains all of the terms, promises and agreements made to Resident concerning this rental. This Lease shall not be affected by any agreements or representations not specifically contained in writing herein. No modification or addition to the terms of this Lease shall be binding on either of the parties unless made with good and valuable consideration, and in writing signed by each of the parties.

25. **MANAGEMENT AND RESIDENT**

The term **"Management"** refers collectively to Kentucky Life Property Management, and to the property manager and any other person or entity that is designated in writing to act on either of their behalf, and any of them is authorized to give notice, and to do any act contemplated hereunder, and in so doing, it shall be deemed that they have acted on behalf of Management. The term **"Resident"** refers collectively to each Resident of the property who has signed this Lease and each of them is authorized to give notice and receive notice, and to do any act contemplated hereunder, and in so doing, they shall be deemed to have acted on behalf of all

of the Residents. All individuals signing as Resident are jointly and severally responsible for all obligations of Resident hereunder.

26. **ACKNOWLEDGEMENT**

Resident hereby acknowledges that he or she has read this Agreement and that after having adequate opportunity to review the terms thereof, states that he or she fully understands the terms of the Agreement. Resident (s) further acknowledges that the entries made on the Rental Application are true and correct, that Management has the right to rely on the facts provided therein and that in the event of any material misrepresentation Management shall be Entitled to void this Lease and terminate the tenancy of the Resident (s) and recover all damages related thereto.

IN WITNESS WHEREOF, the parties have executed this instrument in duplicate on the day and year first above written.

RESIDENT/ **DATE**

RESIDENT/ **DATE**

MANAGEMENT **DATE**

Resident **has received** a **Move-In Inspection Form** and understands that the white copy needs to be returned to Management and the pink copy is for Resident to keep. This form will be used to document any existing damages, etcetera that may have been wrong with the property upon move-in so that Resident is not charged for them upon move-out. **This is NOT a repair list.**

RESIDENT/ **DATE**

RESIDENT/ **DATE**

NOTES:____

IMPORTANT NUMBERS: